UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

Conduit Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300 San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8536

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2024, Conduit Pharmaceuticals Inc. (“Conduit”) entered into a Services Agreement (the “Agreement”) with SARBORG Limited (“Sarborg”), a Cayman Islands company. Under the terms of the Agreement, Sarborg will provide algorithmic and cybernetic technology services to Conduit, including the development of decision-support tools and advanced cybernetic systems tailored to enhance Conduit’s decision-making processes and maximize the value of its pharmaceutical asset portfolio.

Sarborg will perform the services to Conduit comprised of three phases: the Initial Phase (0-24 weeks) focuses on establishing a foundation for collaboration and aligning Sarborg’s services with Conduit’s strategic goals; the Development Phase (24-36 weeks) involves building technological infrastructure, including dashboards and predictive models; and the Ongoing Services Phase (36-52 weeks) ensures the sustained functionality and relevance of Sarborg’s deliverables while supporting Conduit’s growth through iterative improvements and updates. Sarborg will create specific deliverables, including reports, computer programs, software applications, APIs, mobile applications, source code, written technical specifications and designs, operating and maintenance manuals, and other recorded data and information arising from or relating to the services. Sarborg will provide all necessary resources to perform the services and deliver the deliverables in accordance with the Agreement.

The Agreement has an initial term of twelve months, commencing on the effective date, and may be renewed or extended upon mutual written agreement of the parties. Either party may terminate the Agreement for any reason upon ninety days’ written notice or immediately upon written notice if the other party breaches any material term of the Agreement and fails to cure such breach within thirty days or becomes insolvent, files for bankruptcy, or is placed under the control of a receiver, trustee, or similar authority.

In consideration of the services, Conduit has agreed to pay Sarborg an initial cash payment of $200,000 and $200,000 payable through the issuance of 2,272,727 shares of common stock, determined by the closing price on the day preceding the execution of the Agreement. Further milestone payments payable in conjunction with the achievement of certain milestones over the term of the Agreement, totaling up to $1,800,000, are payable in cash or shares, at the discretion of Conduit. Sarborg will be reimbursed for pre-approved, necessary, and reasonable out-of-pocket expenses directly incurred in connection with the performance of the services.

The Agreement includes provisions for the ownership and use of intellectual property. Sarborg will own its pre-existing intellectual property rights, including proprietary tools and methodologies used in the performance of the services. Conduit will own all deliverables resulting from the services performed by Sarborg under the Agreement.

The Agreement provides Sarborg with registration rights for any common stock of Conduit that Sarborg receives as consideration under the Agreement. Conduit must register the shares of common stock within sixty days of their issuance, and cause the registration statement covering such shares to become effective withing ninety days of the filing of the registration statement. The Agreement also includes confidentiality obligations, representations and warranties, indemnification, limitation of liability, and insurance requirements.

Dr. Andrew Regan, a member of Conduit’s board of directors, also sits on the board of directors of Sarborg.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On December 12, 2024, Conduit issued a press release regarding the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the U.S. Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Services Agreement, dated December 12, 2024, between Conduit Pharmaceuticals Inc. and SARBORG Limited.
99.1	Press Release.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2024	CONDUIT PHARMACEUTICALS INC.

	By:	/s/ Dr. David Tapolczay
	Name:	Dr. David Tapolczay
	Title:	Chief Executive Officer